UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2007

SPLINTERNET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-134658

Delaware	22-393-8509
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

535 Connecticut Avenue, 2nd floor
Norwalk, Connecticut	06854
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 354-9164

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On November 6, 2007, Splinternet Holdings, Inc. (the “Company”) issued 1,607,250 shares of common stock of the Company to each of Atheneum Capital LLC (“Atheneum”) and The Mountain View Trust (“Mountain View”) upon exercise of warrants granted on November 7, 2005 and exercisable at $0.048 per share. In payment of the exercise price, each of Atheneum and Mountain View delivered a one-year promissory note, along with a personal guaranty, to the Company in the principal sum of $77,148.00 due and payable on November 6, 2008 with interest at 7.0% per annum payable quarterly. The shares of common stock were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for “transactions by the issuer not involving any public offering”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLINTERNET HOLDINGS, INC. (Registrant)

Dated: November 12, 2007	By:	/s/ James C. Ackerly
Name: James C. Ackerly
Title: Chief Executive Officer and President